EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

Tendered Pursuant to the Offer to Purchase
Dated January 27, 2025

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.

BY FEBRUARY 25, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON FEBRUARY 25, 2025,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Overnight Mail

Hartford Schroders Private Opportunities Fund

c/o UMB Fund Services

235 W. Galena Street

Milwaukee, WI 53212

Regular Mail

Hartford Schroders Private Opportunities Fund

c/o UMB Fund Services

P. O. Box 2175

Milwaukee, WI 53201

Attention: Tender Offer Administrator

Phone: (888) 660-3010

Fax: (816) 860-3140

Email: AutoAIProcessing@umb.com*

*IMPORTANT: All emails sent to the automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Please submit one Tender Offer per email. Supporting documentation may be sent as additional attachments.

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Hartford Schroders Private Opportunities Fund, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated January 27, 2025 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL, FAX OR EMAIL TO:

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND, C/O UMB FUND SERVICES, INC., 235 W. GALENA STREET, MILWAUKEE, WI 53212, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE: (888) 660-3010 OR FAX: (816) 860-3140.

EMAIL: AUTOAIPROCESSING@UMB.COM  (IMPORTANT: ALL EMAILS SENT TO THE AUTOMATED INBOX WILL BE AUTO ENCRYPTED; ANY DOCUMENTS WITH ADDITIONAL ENCRYPTION OR PASSWORD PROTECTION WILL NOT BE RECEIVED. PLEASE SUBMIT ONE TENDER OFFER PER EMAIL. SUPPORTING DOCUMENTATION MAY BE SENT AS ADDITIONAL ATTACHMENTS).

LETTER OF TRANSMITTAL

Valuation Date: March 31, 2025

Tender Expiration Date: 11:59 p.m. ET, February 25, 2025

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE MAIL, FAX OR EMAIL TO:

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND	FOR ADDITIONAL INFORMATION:
UMB Fund Services, Inc.	PHONE: (888) 660-3010
235 W. Galena St.	FAX: (816) 860-3140
Milwaukee, WI 53212	EMAIL: AUTOAIPROCESSING@UMB.COM

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Account Number:
SSN or TIN:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)

Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Class A (XHFAX)

☐ Class I (XHFIX)

☐ Class SDR (XHFSX)

If tendering more than one share class, please submit a separate form for each class.

☐ Entire amount of Shares

-or-

☐ Portion of Shares                   $______________     or     ______________ Number of Shares

☐ That amount of the undersigned’s Shares whose value is in excess of the minimum investment applicable for the Fund

The shareholder understands and agrees that if the shareholder tenders an amount that would cause the shareholder’s account balance to fall below the required minimum, the Fund reserves the right to repurchase or redeem all of the shareholder’s Shares at any time if the aggregate value of such shareholder’s Shares is, at the time of such compulsory repurchase or redemption, less than the minimum investment applicable for the Fund.

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: PROCEEDS FROM TAX DEFERRED AND TAX EXEMPT REGISTRATION TYPES ARE REQUIRED TO BE RETURNED TO THE CUSTODIAN ON RECORD.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investor’s Account:
Investor Account Number at Broker:

It is your responsibility to confirm payment has been made to the appropriate account so please check your statement for this transaction as appropriate.

HOLDBACK PAYMENTS: Holdback payments, if any, will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services, Inc. (“UMBFS”) at (888) 660-3010 for instructions.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.